Exhibit 99.1

AMAZON.COM ANNOUNCES FREE SHIPPING AND LOW PRICES FUEL 42% UNIT GROWTH

SEATTLE—(BUSINESS WIRE)—July 22, 2003—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2003.

Operating cash flow was $285 million for the trailing twelve months, compared with $48 million for the trailing twelve months ended June 30, 2002. Free cash flow was $245 million for the trailing twelve months, compared with $16 million for the trailing twelve months ended June 30, 2002.

Common shares outstanding plus shares underlying stock-based employee awards totaled 433 million at June 30, 2003, an increase of 1% compared with a year ago.

Net sales were $1.1 billion in the second quarter, compared with $806 million in the second quarter 2002, an increase of 37%. Net sales benefited by $55 million from changes in foreign exchange rates compared with the second quarter 2002.

Operating income was $42 million, or 4% of net sales, compared with $1 million in the second quarter 2002. Consolidated segment operating income improved $41 million to $67 million, or 6% of net sales, compared with $26 million in the second quarter 2002.

Net loss was $43 million, or $(0.11) per share, in the second quarter, compared with $94 million, or $(0.25) per share, in the second quarter 2002. Pro forma net income in the second quarter, which includes interest expense, grew over $46 million to $42 million, or $0.10 per share, compared with a pro forma net loss of $4 million, or $(0.01) per share, in the second quarter 2002.

“In January, we shifted money from TV and print advertising to customers through lower prices and free shipping,” said Amazon.com founder and chief executive officer Jeff Bezos. “We’re pleased with the results.”

Today the Company also announced it is lowering its Free Super Saver Delivery threshold in the U.K. to £25 from £39. The Company currently offers Free Super Saver Shipping on orders over $25 at www.amazon.com and free shipping options at its German, French, Japanese and Canadian sites. Amazon.com also offers 30% off books over $15 and significant savings on electronics, tools, and bestselling CDs and DVDs.

“Amazon.com customers continue to respond in record numbers to our everyday low prices and free shipping,” said Tom Szkutak, chief financial officer of Amazon.com. “Our strategy of offering low prices and free shipping, combined with the inherent advantages of online shopping, is allowing us to raise our guidance.”

See “Financial Measures” for additional information.

Highlights of Second Quarter 2003 Results (comparisons are with the equivalent period of 2002)

•	Worldwide unit growth was 42% in the second quarter.

•	In June 2003, the Company sold over 1.4 million units worldwide of Harry Potter and the Order of the Phoenix.

•	Third-party seller transactions (new, used and refurbished items sold on the Company’s product detail pages by businesses and individuals) grew to 20% of worldwide units in the second quarter, compared with 14% of units a year ago.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, grew 20% to $703 million in the second quarter and segment operating income grew 53% to $55 million, or 8% of net sales.

•	International segment sales, representing the Company’s U.K., German, French and Japanese sites, grew 81% to $397 million in the second quarter and benefited by $54 million from changes in foreign exchange rates compared with the second quarter 2002. International segment operating income was $13 million, a $22 million improvement.

•	Inventory turns for the trailing four quarters improved to 20 for the second quarter, up from 19.

•	On May 28, 2003, the Company redeemed all of its outstanding 10% Senior Discount Notes due May 2008, for $277 million, a redemption price of 105% of the $264 million principal amount.

Financial Guidance and 2003 Expectations

The following forward-looking statements reflect Amazon.com’s expectations as of July 22, 2003. Results may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the emerging nature and rate of growth of the Internet and online commerce, and the various factors detailed below.

Third Quarter 2003 Guidance

•	Third quarter net sales are expected to be between $1.075 billion and $1.15 billion, or grow between 26% and 35%, compared with third quarter 2002.

•	Consolidated segment operating income is expected to be between $55 million and $70 million.

•	Operating income is expected to be between $40 million and $55 million, assuming among other things that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on September 30, 2003 is identical to the closing price of $36.32 on June 30, 2003.

Full Year 2003 Expectations

•	Net sales are expected to be between $4.9 billion and $5.1 billion, or grow between 25% and 30%, compared with 2002.

•	Consolidated segment operating income is expected to be between $300 million and $340 million.

•	Operating income is expected to be between $215 million and $255 million, assuming among other things that the Company does not record any revisions to its restructuring-related estimates and that the closing price of Amazon.com common stock on September 30, 2003 and December 31, 2003 is identical to the closing price of $36.32 on June 30, 2003.

A conference call will be Webcast live today at 2 p.m. PT/5 p.m. ET and will be available at least through September 30, 2003, at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments; the mix of products sold to customers; the mix of net sales derived from products as compared with services; competition; risks of inventory management; the degree to which the Company enters into, maintains and develops commercial agreements and strategic transactions; seasonality; international growth and expansion; and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risk of future losses, significant amount of indebtedness, potential fluctuations in operating results, management of potential growth, system interruptions, consumer trends, fulfillment center optimization, limited operating history, government regulation and taxation, fraud and new business areas. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and all subsequent filings.

Financial Measures

The following measures are defined by the Securities and Exchange Commission as non-GAAP financial measures.

Free Cash Flow

     Operating cash flow is net cash provided by (used in) operating activities, including cash outflows for interest and excluding proceeds from the exercise of stock-based employee awards. Free cash flow is operating cash flow less cash outflows for purchases of fixed assets including internal-use software and Website development. A tabular reconciliation of differences from the comparable GAAP measure—operating cash flow—is included in the attached “Supplemental Financial Information and Business Metrics.”

Consolidated Segment Operating Income

Consolidated segment operating income is the sum of segment operating income of our individual segments and excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Amortization of goodwill and other intangibles, and

•	Restructuring-related and other.

A tabular reconciliation of differences from the comparable GAAP measure—operating income (loss)—is included in “Segment Information” in the attached financial statements.

Pro Forma Net Income (Loss)

Pro forma net income (loss) excludes the following line items on the Company’s statements of operations:

•	Stock-based compensation,

•	Amortization of goodwill and other intangibles,

•	Restructuring-related and other,

•	Remeasurement of 6.875% PEACS and other,

•	Equity in losses of equity-method investees, net, and

•	Cumulative effect of change in accounting principle.

A tabular reconciliation of differences from the comparable GAAP measure—net income (loss)—is included in the attached “Pro Forma Statements of Operations.”

For additional information regarding these non-GAAP financial measures, see exhibit 99.2 to our Form 8-K filed contemporaneously with the issuance of this release.

About Amazon.com

Amazon.com, a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers list millions of unique new and used items in categories such as apparel and accessories, electronics, computers, kitchenware and housewares, books, music, DVDs, videos, cameras and photo items, toys, baby items and baby registry, software, computer and video games, cell phones and service, tools and hardware, magazine subscriptions and outdoor living items.

Amazon.com operates six Web sites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp and www.amazon.ca.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Tim Stone, 206/266-2171, ir@amazon.com	Bill Curry, 206/266-7180

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$495,773	$296,689	$738,254	$540,282
OPERATING ACTIVITIES:
Net loss	(43,314)	(93,553)	(53,435)	(116,703)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of fixed assets and other amortization	19,003	20,970	38,753	41,910
Stock-based compensation	24,453	23,148	51,776	34,079
Equity in losses of equity-method investees, net	—	1,168	436	2,912
Amortization of other intangibles	913	1,374	1,825	3,353
Gain on sale of marketable securities, net	(5,272)	(437)	(9,252)	(813)
Remeasurement of 6.875% PEACS and other	60,216	63,454	82,014	57,938
Non-cash interest expense and other	3,532	7,464	11,409	14,525
Cumulative effect of change in accounting principle	—	—	—	(801)
Changes in operating assets and liabilities:
Inventories	(2,479)	16,420	28,146	21,094
Accounts receivable, net and other current assets	5,914	(13,430)	33,147	(16,750)
Accounts payable	45,486	(27,418)	(181,119)	(155,704)
Accrued expenses and other current liabilities	(7,138)	(12,489)	(94,203)	(78,350)
Additions to unearned revenue	25,752	20,688	48,720	49,404
Amortization of previously unearned revenue	(29,998)	(30,921)	(57,903)	(68,254)
Interest payable	28,956	28,199	(26,072)	(24,236)

Net cash provided by (used in) operating activities	126,024	4,637	(125,758)	(236,396)
INVESTING ACTIVITIES:
Sales and maturities of marketable securities	350,068	213,336	559,023	349,911
Purchases of marketable securities	(109,259)	(299,877)	(342,314)	(434,104)
Purchases of fixed assets, including internal-use software and Web-site development	(7,141)	(7,440)	(13,535)	(12,294)

Net cash provided by (used in) investing activities	233,668	(93,981)	203,174	(96,487)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options and other	53,042	42,866	91,597	50,275
Repayment of long-term debt	(277,249)	—	(277,249)	—
Repayment of capital lease obligations and other	(3,669)	(3,432)	(6,890)	(7,995)

Net cash provided by (used in) financing activities	(227,876)	39,434	(192,542)	42,280
Foreign-currency effect on cash and cash equivalents	14,139	23,659	18,600	20,759

Net increase (decrease) in cash and cash equivalents	145,955	(26,251)	(96,526)	(269,844)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$641,728	$270,438	$641,728	$270,438

SUPPLEMENTAL CASH FLOW INFORMATION:
Fixed assets acquired under capital leases and other financing arrangements	$415	$1,211	$1,076	$2,135
Cash paid for interest	2,601	566	86,816	81,049

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net sales	$1,099,912	$805,605	$2,183,471	$1,653,027
Cost of sales	825,984	587,438	1,638,961	1,211,735

Gross profit	273,928	218,167	544,510	441,292
Operating expenses:
Fulfillment	107,455	85,751	211,160	175,566
Marketing	25,326	28,832	53,553	61,076
Technology and content	52,135	58,165	102,223	113,662
General and administrative	21,823	19,425	42,925	40,336
Stock-based compensation (1)	24,453	23,148	51,776	34,079
Amortization of other intangibles	913	1,374	1,825	3,353
Restructuring-related and other	—	—	—	9,974

Total operating expenses	232,105	216,695	463,462	438,046

Income from operations	41,823	1,472	81,048	3,246
Interest income	5,761	5,650	12,301	11,302
Interest expense	(34,367)	(35,651)	(70,878)	(70,895)
Other income (expense), net	3,685	(402)	6,544	(307)
Remeasurement of 6.875% PEACS and other	(60,216)	(63,454)	(82,014)	(57,938)

Total non-operating expenses, net	(85,137)	(93,857)	(134,047)	(117,838)

Loss before equity in losses of equity-method investees	(43,314)	(92,385)	(52,999)	(114,592)
Equity in losses of equity-method investees, net	—	(1,168)	(436)	(2,912)

Loss before change in accounting principle	(43,314)	(93,553)	(53,435)	(117,504)
Cumulative effect of change in accounting principle	—	—	—	801

Net loss	$(43,314)	$(93,553)	$(53,435)	$(116,703)

Basic and diluted loss per share:
Prior to cumulative effect of change in accounting principle	$(0.11)	$(0.25)	$(0.14)	$(0.31)
Cumulative effect of change in accounting principle	—	—	—	—

	$(0.11)	$(0.25)	$(0.14)	$(0.31)

Weighted average shares used in computation of loss per share:
Basic and diluted	393,876	376,937	391,223	374,995

(1) Components of stock-based compensation:
Fulfillment	$4,862	$3,839	$11,847	$5,610
Marketing	1,606	1,430	2,585	2,304
Technology and content	13,578	12,245	27,794	18,070
General and administrative	4,407	5,634	9,550	8,095

	$24,453	$23,148	$51,776	$34,079

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Pro Forma Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2003				June 30, 2002

	As Reported (1)	Adjustments	Adjusted		As Reported (1)	Adjustments	Adjusted

Net sales	$1,099,912	$—	$1,099,912		$805,605	$—	$805,605
Cost of sales	825,984	—	825,984		587,438	—	587,438

Gross profit	273,928	—	273,928		218,167	—	218,167
Operating expenses:
Fulfillment	107,455	—	107,455		85,751	—	85,751
Marketing	25,326	—	25,326		28,832	—	28,832
Technology and content	52,135	—	52,135		58,165	—	58,165
General and administrative	21,823	—	21,823		19,425	—	19,425
Stock-based compensation	24,453	(24,453)	—		23,148	(23,148)	—
Amortization of other intangibles	913	(913)	—		1,374	(1,374)	—
Restructuring-related and other	—	—	—		—	—	—

Total operating expenses	232,105	(25,366)	206,739		216,695	(24,522)	192,173

Income from operations	41,823	25,366	67,189	(2)	1,472	24,522	25,994	(2)
Interest income	5,761	—	5,761		5,650	—	5,650
Interest expense	(34,367)	—	(34,367)		(35,651)	—	(35,651)
Other income (expense), net	3,685	—	3,685		(402)	—	(402)

Remeasurement of 6.875% PEACS and other	(60,216)	60,216	—		(63,454)	63,454	—

Total non-operating expenses, net	(85,137)	60,216	(24,921)		(93,857)	63,454	(30,403)

Income (loss) before equity in losses of equity-method investees	(43,314)	85,582	42,268		(92,385)	87,976	(4,409)
Equity in losses of equity-method investees, net	—	—	—		(1,168)	1,168	—

Net income (loss)	$(43,314)	$85,582	$42,268	(3)	$(93,553)	$89,144	$(4,409)	(3)

Basic income (loss) per share:	$(0.11)	$0.22	$0.11	(4)	$(0.25)	$0.24	$(0.01)	(4)

Diluted income (loss) per share:	$(0.11)	$0.21	$0.10	(4)	$(0.25)	$0.24	$(0.01)	(4)

Weighted average shares used in computation of income (loss) per share:
Basic	393,876		393,876		376,937		376,937

Diluted	393,876		418,138		376,937		376,937

Net cash provided by operating activities			$126,024				$4,637
Purchases of fixed assets, including internal-use software and Web-site development			(7,141)				(7,440)

Free cash flow			$118,883				$(2,803)

Net cash provided by (used in) investing activities			$233,668				$(93,981)

Net cash provided by (used in) financing activities			$(227,876)				$39,434

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.
(3)	Pro forma net income.
(4)	Pro forma earnings per share.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Pro Forma Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months Ended				Six Months Ended
	June 30, 2003				June 30, 2002

	As Reported (1)	Adjustments	Adjusted		As Reported (1)	Adjustments	Adjusted

Net sales	$2,183,471	$—	$2,183,471		$1,653,027	$—	$1,653,027
Cost of sales	1,638,961	—	1,638,961		1,211,735	—	1,211,735

Gross profit	544,510	—	544,510		441,292	—	441,292
Operating expenses:
Fulfillment	211,160	—	211,160		175,566	—	175,566
Marketing	53,553	—	53,553		61,076	—	61,076
Technology and content	102,223	—	102,223		113,662	—	113,662
General and administrative	42,925	—	42,925		40,336	—	40,336
Stock-based compensation	51,776	(51,776)	—		34,079	(34,079)	—
Amortization of other intangibles	1,825	(1,825)	—		3,353	(3,353)	—
Restructuring-related and other	—	—	—		9,974	(9,974)	—

Total operating expenses	463,462	(53,601)	409,861		438,046	(47,406)	390,640

Income from operations	81,048	53,601	134,649	(2)	3,246	47,406	50,652	(2)
Interest income	12,301	—	12,301		11,302	—	11,302
Interest expense	(70,878)	—	(70,878)		(70,895)	—	(70,895)
Other income (expense), net	6,544	—	6,544		(307)	—	(307)
Remeasurement of 6.875% PEACS and other	(82,014)	82,014	—		(57,938)	57,938	—

Total non-operating expenses, net	(134,047)	82,014	(52,033)		(117,838)	57,938	(59,900)

Income (loss) before equity in losses of equity-method investees	(52,999)	135,615	82,616		(114,592)	105,344	(9,248)
Equity in losses of equity-method investees, net	(436)	436	—		(2,912)	2,912	—

Income (loss) before change in accounting principle	(53,435)	136,051	82,616		(117,504)	108,256	(9,248)
Cumulative effect of change in accounting principle	—	—	—		801	(801)	—

Net income (loss)	$(53,435)	$136,051	$82,616	(3)	$(116,703)	$107,455	$(9,248)	(3)

Basic income (loss) per share:
Prior to cumulative effect of change in accounting principle	$(0.14)	$0.35	$0.21		$(0.31)	$0.29	$(0.02)
Cumulative effect of change in accounting principle	—	—	—		—	—	—

	$(0.14)	$0.35	$0.21	(4)	$(0.31)	$0.29	$(0.02)	(4)

Diluted income (loss) per share:
Prior to cumulative effect of change in accounting principle	$(0.14)	$0.34	$0.20		$(0.31)	$0.29	$(0.02)
Cumulative effect of change in accounting principle	—	—	—		—	—	—

	$(0.14)	$0.34	$0.20	(4)	$(0.31)	$0.29	$(0.02)	(4)

Weighted average shares used in computation of income (loss) per share:
Basic	391,223		391,223		374,995		374,995

Diluted	391,223		414,965		374,995		374,995

Net cash used in operating activities			$(125,758)				$(236,396)
Purchases of fixed assets, including internal-use software and Web-site development			(13,535)				(12,294)

Free cash flow			$(139,293)				$(248,690)

Net cash provided by (used in) investing activities			$203,174				$(96,487)

Net cash provided by (used in) financing activities			$(192,542)				$42,280

(1)	In accordance with accounting principles generally accepted in the United States.
(2)	Consolidated segment operating income.
(3)	Pro forma net income.
(4)	Pro forma earnings per share.

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

North America
Net sales	$702,523	$586,479	$1,407,235	$1,207,782
Cost of sales	512,466	416,350	1,030,346	864,131

Gross profit	190,057	170,129	376,889	343,651
Direct segment operating expenses	135,459	134,468	270,630	272,564

Segment operating income	54,598	35,661	106,259	71,087
International
Net sales	397,389	219,126	776,236	445,245
Cost of sales	313,518	171,088	608,615	347,604

Gross profit	83,871	48,038	167,621	97,641
Direct segment operating expenses	71,280	57,705	139,231	118,076

Segment operating income (loss)	12,591	(9,667)	28,390	(20,435)
Consolidated
Net sales	1,099,912	805,605	2,183,471	1,653,027
Cost of sales	825,984	587,438	1,638,961	1,211,735

Gross profit	273,928	218,167	544,510	441,292
Direct segment operating expenses	206,739	192,173	409,861	390,640

Segment operating income	67,189	25,994	134,649	50,652
Stock-based compensation	24,453	23,148	51,776	34,079
Amortization of other intangibles	913	1,374	1,825	3,353
Restructuring-related and other	—	—	—	9,974

Income from operations	41,823	1,472	81,048	3,246
Total non-operating expenses, net	(85,137)	(93,857)	(134,047)	(117,838)
Equity in losses of equity-method investees, net	—	(1,168)	(436)	(2,912)
Cumulative effect of change in accounting principle	—	—	—	801

Net loss	$(43,314)	$(93,553)	$(53,435)	$(116,703)

Segment Highlights:
Y / Y net sales growth:
North America	20%	9%	17%	9%
International	81	71	74	71
Consolidated	37	21	32	21
Y / Y gross profit growth:
North America	12	13	10	13
International	75	64	72	70
Consolidated	26	21	23	22
Gross margin:
North America	27	29	27	28
International	21	22	22	22
Consolidated	25	27	25	27
Segment operating margin:
North America	8	6	8	6
International	3	(4)	4	(5)
Consolidated	6	3	6	3
Net sales mix:
North America	64	73	64	73
International	36	27	36	27

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Supplemental Net Sales Information
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

North America
Media	$499,051	$439,245	$1,016,310	$910,588
Electronics and other general merchandise	177,439	130,203	345,584	257,847
Other	26,033	17,031	45,341	39,347

	702,523	586,479	1,407,235	1,207,782
International
Media	366,034	208,923	721,746	423,192
Electronics and other general merchandise	31,089	9,685	53,952	21,043
Other	266	518	538	1,010

	397,389	219,126	776,236	445,245
Consolidated
Media	865,085	648,168	1,738,056	1,333,780
Electronics and other general merchandise	208,528	139,888	399,536	278,890
Other	26,299	17,549	45,879	40,357

	$1,099,912	$805,605	$2,183,471	$1,653,027

Y / Y Net Sales Growth:
North America:
Media	14%	6%	12%	7%
Electronics and other general merchandise	36	18	34	14
Other	53	13	15	23
International:
Media	75	64	71	64
Electronics and other general merchandise	221	629	156	810
Other	(49)	—	(47)	—
Consolidated:
Media	33	20	30	20
Electronics and other general merchandise	49	25	43	22
Other	50	16	14	26
Consolidated Net Sales Mix:
Media	79	81	80	81
Electronics and other general merchandise	19	17	18	17
Other	2	2	2	2

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,	June 30,
	2003	2002	2002

ASSETS
Current assets:
Cash and cash equivalents	$641,728	$738,254	$270,438
Marketable securities	347,044	562,715	553,141
Inventories	178,107	202,425	126,794
Accounts receivable, net and other current assets	84,375	112,282	93,204

Total current assets	1,251,254	1,615,676	1,043,577
Fixed assets, net	221,674	239,398	249,452
Goodwill, net	70,811	70,811	70,811
Other intangibles, net	1,635	3,460	5,585
Other equity investments	12,764	15,442	18,476
Other assets	38,716	45,662	47,146

Total assets	$1,596,854	$1,990,449	$1,435,047

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$445,098	$618,128	$296,368
Accrued expenses and other current liabilities	232,231	314,935	236,234
Unearned revenue	38,733	47,916	69,128
Interest payable	45,179	71,661	44,396
Current portion of long-term debt and other	8,143	13,318	14,406

Total current liabilities	769,384	1,065,958	660,532
Long-term debt and other	2,074,306	2,277,305	2,218,426
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value:
Authorized shares — 500,000
Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000,000
Issued and outstanding shares — 396,730, 387,906 and 380,304	3,967	3,879	3,803
Additional paid-in capital	1,790,835	1,649,946	1,546,941
Deferred stock-based compensation	(4,201)	(6,591)	(9,778)
Accumulated other comprehensive income (loss)	25,708	9,662	(7,596)
Accumulated deficit	(3,063,145)	(3,009,710)	(2,977,281)

Total stockholders’ deficit	(1,246,836)	(1,352,814)	(1,443,911)

Total liabilities and stockholders’ deficit	$1,596,854	$1,990,449	$1,435,047

Note: The attached “Financial and Operational Highlights” are an integral part of the press release financial statements.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

						Y / Y %
	Q2 2002	Q3 2002	Q4 2002	Q1 2003	Q2 2003	Change

Cash Flows and Shares
Operating cash flow — TTM	$48	$151	$174	$164	$285	490%
Purchases of fixed assets — TTM	$33	$31	$39	$41	$40	23%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$16	$120	$135	$123	$245	1,471%
Common shares and stock-based awards outstanding	430	430	433	432	433	1%
Common shares outstanding	380	381	388	392	397	4%
Stock-based employee awards outstanding	50	48	45	41	36	(27%)
Stock-based employee awards outstanding — % of common shares outstanding	13%	13%	12%	10%	9%	N/A
Results of Operations
Worldwide (WW) net sales	$806	$851	$1,429	$1,084	$1,100	37%
WW net sales — Y / Y growth, excluding the effect of foreign exchange rates	21%	30%	25%	22%	30%	N/A
WW net sales — trailing twelve months (TTM)	$3,407	$3,619	$3,933	$4,169	$4,463	31%
WW net sales shipped outside the U.S. — % of net sales — TTM	31%	33%	36%	37%	39%	N/A
Gross profit	$218	$216	$335	$271	$274	26%
Gross margin — % of WW net sales	27.1%	25.4%	23.5%	25.0%	24.9%	N/A
Gross profit — TTM	$878	$932	$993	$1,040	$1,096	25%
Gross margin — TTM % of WW net sales	25.8%	25.7%	25.2%	24.9%	24.6%	N/A
Fulfillment costs — % of WW net sales	10.6%	10.6%	8.9%	9.6%	9.8%	N/A
Fulfillment costs — TTM % of WW net sales	10.7%	10.4%	10.0%	9.7%	9.6%	N/A
Consolidated direct segment operating expenses	$192	$189	$233	$203	$207	8%
Consolidated direct segment operating expenses — TTM	$795	$795	$813	$817	$832	5%
Consolidated segment operating income	$26	$27	$102	$67	$67	158%
Consolidated segment operating margin — % of WW net sales	3.2%	3.2%	7.1%	6.2%	6.1%	N/A
Consolidated segment operating income — TTM	$82	$137	$180	$223	$264	221%
Consolidated segment operating margin — TTM % of WW net sales	2.4%	3.8%	4.6%	5.3%	5.9%	N/A
GAAP operating income (loss)	$1	$(10)	$71	$39	$42	N/A
GAAP operating margin — % of WW net sales	0.2%	(1.1%)	4.9%	3.6%	3.8%	N/A
GAAP operating income (loss) — TTM	$(53)	$8	$64	$102	$142	N/A
GAAP operating margin — TTM % of WW net sales	(1.5%)	0.2%	1.6%	2.4%	3.2%	N/A
Pro forma net income (loss)	$(4)	$0	$75	$40	$42	N/A
Diluted pro forma net income (loss) per share	$(0.01)	$0.00	$0.19	$0.10	$0.10	N/A
Pro forma net income (loss) — TTM	$(32)	$26	$66	$112	$158	N/A
GAAP net income (loss)	$(94)	$(35)	$3	$(10)	$(43)	(54%)
GAAP net income (loss) per share	$(0.25)	$(0.09)	$0.01	$(0.03)	$(0.11)	(56%)
GAAP net loss — TTM	$(281)	$(147)	$(149)	$(136)	$(86)	(69%)
North America segment:
Net sales	$586	$587	$967	$705	$703	20%
Net sales — TTM	$2,561	$2,647	$2,761	$2,845	$2,961	16%
Gross profit	$170	$155	$243	$187	$190	12%
Gross margin — % of North America net sales	29%	26%	25%	27%	27%	N/A
Gross profit — TTM	$696	$717	$741	$754	$774	11%
Gross margin — TTM % of North America net sales	27%	27%	27%	27%	26%	N/A
Operating income	$36	$26	$82	$52	$55	53%
Operating margin — % of North America net sales	6%	4%	9%	7%	8%	N/A
Operating income — TTM	$141	$166	$180	$196	$215	53%
Operating margin — TTM % of North America net sales	5%	6%	7%	7%	7%	N/A

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days, and employee data)
(unaudited)

						Y / Y %
	Q2 2002	Q3 2002	Q4 2002	Q1 2003	Q2 2003	Change

International segment:
Net sales	$219	$264	$462	$379	$397	81%
Net sales — Y / Y growth, excluding the effect of foreign exchange rates	71%	75%	62%	45%	57%	N/A
Net sales — TTM	$847	$973	$1,172	$1,324	$1,502	77%
Gross profit	$48	$61	$93	$84	$84	75%
Gross margin — % of International net sales	22%	23%	20%	22%	21%	N/A
Gross profit — TTM	$182	$215	$252	$286	$322	77%
Gross margin — TTM % of International net sales	21%	22%	21%	22%	21%	N/A
Operating income	$(10)	$1	$20	$16	$13	N/A
Operating margin — % of International net sales	(4%)	0%	4%	4%	3%	N/A
Operating income — TTM	$(58)	$(29)	$0	$27	$49	N/A
Operating margin — TTM % of International net sales	(7%)	(3%)	0%	2%	3%	N/A
Supplemental North America Segment Net Sales:
Media	$439	$436	$649	$517	$499	14%
Media — TTM	$1,871	$1,930	$1,995	$2,041	$2,101	12%
Electronics and other general merchandise	$130	$133	$290	$168	$177	36%
Electronics and other general merchandise — TTM	$610	$633	$681	$722	$769	26%
Other	$17	$18	$28	$19	$26	53%
Other — TTM	$80	$84	$85	$82	$91	14%
Supplemental International Segment Net Sales:
Media	$209	$250	$431	$356	$366	75%
Media — TTM	$811	$925	$1,104	$1,245	$1,402	73%
Electronics and other general merchandise	$10	$14	$31	$23	$31	221%
Electronics and other general merchandise — TTM	$35	$45	$66	$77	$99	183%
Other	$1	$1	$0	$0	$0	(49%)
Other — TTM	$2	$2	$2	$2	$1	(4%)
Supplemental Worldwide Net Sales:
Media	$648	$686	$1,079	$873	$865	33%
Media — TTM	$2,682	$2,855	$3,099	$3,286	$3,503	31%
Electronics and other general merchandise	$140	$147	$321	$191	$209	49%
Electronics and other general merchandise — TTM	$644	$679	$747	$799	$868	35%
Other	$18	$18	$29	$20	$26	50%
Other — TTM	$81	$86	$87	$84	$93	14%
Balance Sheet
Cash and marketable securities	$824	$866	$1,301	$1,083	$989	20%
Inventory, net	$127	$152	$202	$173	$178	40%
Inventory — % of TTM net sales	4%	4%	4%	4%	4%	N/A
Inventory turnover — TTM	18.9	19.4	19.3	19.7	20.2	7%
Fixed assets, net	$249	$239	$239	$228	$222	(11%)
Accounts payable days — ending	46	50	52	44	49	7%
Other
Employees (full-time and part-time)	7,700	7,800	7,500	7,700	7,600	(1%)

Note: The attached “Financial and Operational Highlights” are an integral part of this Supplemental Financial Information and Business Metrics.

AMAZON.COM, INC.
Financial and Operational Highlights
(unaudited)

Second Quarter 2003 Results of Operations (comparisons are with the equivalent period of the prior year)

Net Sales

•	Shipping revenue, which excludes amounts earned from third-party sellers, was approximately $80 million, down from $81 million.

Gross Profit

•	Gross profit benefited by approximately $12 million, and consolidated segment operating income by approximately $3 million, from changes in foreign exchange rates compared with second quarter 2002.

•	Shipping loss was approximately $26 million, down from income of $2 million. We continue to measure our shipping results relative to their effect on our overall financial results, with the viewpoint that free shipping offers are an effective marketing tool. We intend to continue offering our customers free shipping alternatives, which will reduce shipping revenue as a percentage of sales and negatively affect gross margins.

Fulfillment

•	Fulfillment costs represent those costs incurred in operating and staffing our fulfillment and customer service centers, credit card fees and bad debt costs. Fulfillment costs also include amounts paid to third-parties, who assist us in fulfillment and customer service operations. Certain of our fulfillment-related costs incurred on behalf of other businesses, such as Toysrus.com and Target, are classified as cost of sales rather than fulfillment.

•	Credit card fees associated with third-party seller transactions represent a significant percentage relative to commission amounts earned, and as a result, negatively affect fulfillment as a percentage of net sales.

Stock-Based Compensation

•	Stock based compensation consisted of $15 million for stock awards under variable accounting and $10 million for stock awards under fixed accounting. Stock based compensation includes matching contributions under our 401(k) program but excludes payroll tax expense resulting from exercises of stock-based awards.

•	We granted 2 million stock awards during the quarter with vesting periods generally ranging from three to six years. At June 30, 2003, outstanding stock awards consisted of 32 million stock options ($12 average exercise price), 4 million restricted stock units and 1 million shares of restricted stock. Restricted stock is included in common stock outstanding; restricted stock units are not.

•	Since the fourth quarter 2002, we have awarded restricted stock units as our primary form of stock-based compensation. Restricted stock units are generally measured at fair value on the date of grant based on the number of shares granted and the quoted price of our common stock. Such value is recognized as an expense over the corresponding service period. To the extent that restricted stock units are forfeited prior to vesting, the corresponding previously recognized expense is reversed as an offset to stock-based compensation.

•	At June 30, 2003, 2 million stock awards are subject to variable accounting, of which less than 1 million options granted under the January 2001 exchange offer are scheduled to expire in the third quarter of 2003. Stock option grants after December 31, 2002 are subject to variable accounting treatment.

•	Under variable stock award accounting, we will incur unpredictable charges or credits dependent on the fluctuations in market prices of our common stock, which we are unable to forecast. For example, if at the end of any quarter the quoted price of our common stock is lower than the quoted price at the end of the previous quarter, or to the extent previously-recorded amounts relate to unvested portions of awards that were cancelled, compensation expense associated with variable accounting will be recalculated using the cumulative expense method and may result in a net benefit to our results of operations.

•	Using the following hypothetical market prices of our common stock above and below our June 30, 2003 closing price of $36.32, our hypothetical stock-based compensation expense for the three months ended June 30, 2003 would have been affected by variable accounting treatment as follows (in millions, except percentages and per share amounts):

		Hypothetical	Hypothetical vs.
Percentage Difference	Hypothetical Market	Stock-Based	Actual Stock-Based
Closing Price (1)	Price per Share (1)	Compensation Expense	Compensation Expense

(25)%	$27.24	$15	$(10)
(10)%	32.69	20	(4)
0%	36.32	24 (2)	—
10%	39.95	29	4
25%	45.40	35	11

(1)	Hypothetical—not a prediction of future performance of quoted prices of our common stock.

(2)	Represents actual stock-based compensation expense for the second quarter 2003.

Restructuring-Related and Other

•	As previously disclosed, in the first quarter 2001 we announced and began implementation of our operational restructuring plan. The restructuring is complete; however, we may adjust our restructuring-related estimates in the future, if necessary.

•	Cash payments resulting from our operational restructuring were $4 million, compared with $13 million in the second quarter 2002.

•	We estimate, based on currently available information, the remaining net cash outflows associated with restructuring-related leases and other commitments will be $6 million in the remainder of 2003, $12 million in 2004, and $19 million thereafter. Amounts due within 12 months are included within “Accrued expenses and other current liabilities” and the remaining amounts within “Long-term debt and other” on our balance sheet. These amounts are net of anticipated sublease income of approximately $47 million (we have signed sublease agreements on $10 million in future income) on gross lease obligations of $83 million.

Other Income, Net

•	Other income, net primarily consisted of net gains on sales of marketable securities.

Remeasurement of 6.875% PEACS and Other

•	Remeasurement of 6.875% PEACS and other primarily consisted of foreign-currency losses on remeasurement of 6.875% PEACS from Euros to U.S. Dollars of $38 million, compared with $71 million in the second quarter 2002.

•	In connection with our May 28, 2003 redemption of our 10% Senior Discounts Notes, we recorded a charge of $15 million representing a 5% premium and $2 million of remaining deferred issuance costs. Additionally, we paid $2 million for interest accrued between May 1, 2003 and May 28, 2003 which was recorded to “Interest expense.”

•	During the second quarter of 2003, we terminated our cross-currency swap agreement that hedged a portion of principal and interest payments on our PEACS. No cash was paid or received to terminate the swap agreement, however we recorded a charge of $6 million to “Remeasurement of 6.875% PEACS and other,” representing the remaining fair value of the swap asset. At June 30, 2003, the balance of the cumulative losses related to the swap agreement, included in “Accumulated other comprehensive income (loss)” on our consolidated balance sheets, was $14 million, which will be amortized to “Remeasurement of 6.875% PEACS and other” over the remaining life of the PEACS. If we redeem or otherwise restructure our PEACS prior to maturity, any remaining cumulative unrealized loss resulting from the swap agreement would be recognized as a charge to “Remeasurement of 6.875% PEACS and other.”

Income Taxes

•	At June 30, 2003, we had net operating loss carryforwards (NOLs) of approximately $2.7 billion related to U.S. federal, state and foreign jurisdictions. Utilization of NOLs, which begin to expire at various times starting in 2010, may be subject to certain limitations. Approximately $1.3 billion of our NOLs relate to tax deductible stock-based compensation in excess of amounts recognized for financial reporting purposes—to the extent any of this amount is realized, the resulting benefit will be credited to stockholders’ equity, rather than results of operations.

Net Loss

•	Although we reported a $50 million improvement in our net loss, we believe that this improvement is not necessarily predictive of future trends for a variety of reasons. For example, we are unable to forecast the effect on our future reported results of certain items, including the stock-based compensation associated with variable accounting treatment and the gain or loss associated with the remeasurement of our 6.875% PEACS that results from fluctuations in foreign exchange rates. These items represented significant charges during the first and second quarters of 2003 and may result in significant charges or gains in future periods.

Cash Flows and Balance Sheet

•	Operating cash flows and free cash flows can be volatile and are sensitive to many factors, including changes in working capital. Working capital at any specific point in time is subject to many variables, including world events, seasonality, the timing of expense payments, discounts offered by vendors, and vendor payment terms. For example, our second quarter 2003 trailing twelve month operating cash flow and free cash flow were positively impacted by approximately $20 million because, as previously reported, a credit card service provider unintentionally failed to make a scheduled quarter-end payment to us until the third quarter 2002, and in the second quarter 2003 we purchased and received customer payment for over 1.4 million units of Harry Potter and the Order of the Phoenix, for which payment was generally not due to our vendors until after the second quarter of 2003.

•	Our cash, cash equivalents and marketable securities of $989 million are estimated fair value and primarily consist of cash, commercial paper and short-term obligations, U.S. Treasury notes and bonds and asset-backed and agency securities.

•	We have pledged approximately $104 million of our marketable securities as collateral for property leases and other contractual obligations, compared with $124 million at June 30, 2002.

•	Long-term debt primarily includes the following (in millions):

	Principal			Principal
	at Maturity		Interest Rate	Due Date

Convertible Subordinated Notes	$1,250	(1)	4.750%	February 2009
PEACS	792	(2)	6.875%	February 2010

	$2,042

(1)	Convertible at the holders’ option into our common stock at $78.0275 per share. We have the right to redeem the Convertible Subordinated Notes, in whole or in part, at a redemption price of 102.85% of the principal, which decreases to 100% over time, plus any unaccrued and unpaid interest.

(2)	€690 million principal amount, convertible at the holders’ option into our common stock at €84.883 per share. The U.S. Dollar equivalent principal, interest, and conversion price fluctuates based on the Euro/U.S. Dollar exchange ratio. We have the right to redeem the PEACS, in whole or in part, by paying the €690 million, plus any accrued and unpaid interest. Because we have terminated our cross-currency swap agreement relating to the PEACS, we have additional interest expense exposure to fluctuations in the Euro/US dollar exchange ratio.

Certain Definitions and Other

•	We present segment information along two lines: North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that exclude stock-based compensation, amortization of goodwill and other intangibles, and restructuring-related and other charges, each of which is not allocated to segment results. All other centrally-incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•	The North America segment consists of amounts earned from retail sales of consumer products through www.amazon.com and www.amazon.ca (including from third-party sellers), from North America focused Syndicated Stores, such as www.cdnow.com, and mail-order catalogs and from non-retail activities such as North America focused Merchant.com, marketing and promotional agreements.

•	The International segment consists of amounts earned from retail sales of consumer products through www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including from third-party sellers), from internationally focused Syndicated Stores and from non-retail activities such as internationally focused marketing and promotional agreements. This segment includes export sales from www.amazon.co.uk, www.amazon.de, www.amazon.fr and www.amazon.co.jp (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca. We have also provided supplemental revenue information within each segment for three categories: “Media”, “Electronics and other general merchandise” and “Other.” Media consists of amounts earned from retail sales from all sellers of books, music, DVD/video, magazine subscriptions, software and video games. Electronics and other general merchandise consists of amounts earned from retail sales from all sellers of items not included in Media, such as electronics, toys, home improvement, home and garden, and apparel. The Other category consists of non-retail activities, such as the Merchant.com program and miscellaneous marketing and promotional activities.

•	All references to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from certain third-party sellers on our Web sites. Customer accounts include customers of Amazon Marketplace, Auctions and zShops and our Merchants@ and Syndicated Stores Programs, but exclude Merchant.com Program customers, Amazon.com Payments customers, our catalog customers and the customers of select companies with whom we have a technology alliance or marketing and promotional relationships. A customer is considered active upon placing an order.

•	All references to units mean units sold (net of returns and cancellations) by us and third-party sellers at Amazon.com domains worldwide—such as www.amazon.com, www.amazon.ca, www.amazon.fr, www.amazon.co.uk, www.amazon.de and www.amazon.co.jp—and at Syndicated Stores domains, as well as Amazon.com-owned items sold at non-Amazon.com domains, such as books, music and DVD/video items ordered from Amazon.com’s store at www.target.com. Units do not include Amazon.com gift certificates.